Exhibit 99.1

SUMMARY FINANCIAL DATA

The following table sets forth our summary financial data as of the dates and for the periods indicated. We have derived the summary financial data for the fiscal years ended December 31, 2020, 2019 and 2018 from our audited consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2020, which is incorporated by reference into this offering memorandum. See “Available Information and Incorporation by Reference.”

The summary financial data included below and elsewhere in this offering memorandum are not necessarily indicative of future results. The information presented below should be read in conjunction with “Capitalization” and the information in our audited consolidated financial statements and the respective notes thereto, which are incorporated by reference into this offering memorandum. See “Available Information and Incorporation by Reference.”

	Year Ended December 31,
	2020	2019	2018
	(In thousands, except percentages)
Statement of Income Data:
Revenues	$2,123,516	$1,894,920	$1,799,889
Total Costs and Expenses	1,792,116	1,598,323	1,525,255
Equity in Income of Investees	27,152	28,924	30,343
Operating Income	358,552	325,521	304,977
Other Income (Expense)	3,620	(11,779)	(24,832)
Income before Provision for Income Taxes	362,172	313,742	280,145
Provision for Income Taxes	82,976	69,065	52,840
Net Income	279,196	244,677	227,305
Net (Income) loss Attributable to Noncontrolling Interest	(526)	(562)	(347)
Net Income Attributable to BWX Technologies, Inc.	$278,670	$244,115	$226,958
Balance Sheet Data (as of the end of period):
Total Assets	$2,293,503	$1,908,913	$1,655,096
Current Maturities of Long-Term Debt	—	$14,711	$14,227
Long-Term Debt	$862,731	$809,442	$753,617
Non-GAAP Financial Measures(1):
EBITDA(2)	$453,342	$409,842	$365,586
Adjusted EBITDA(3)	$465,003	$414,390	$399,511
Adjusted EBITDA Margin(4)	21.9%	21.9%	22.2%

(1)	We believe EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin provide meaningful insight into our operational performance during the periods presented and assist in understanding our ongoing operations. Non-GAAP measures are not prepared in accordance with GAAP and therefore are not necessarily comparable to similarly titled metrics or the financial results of other companies. EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin have important limitations as analytical tools and should not be considered superior to, or as substitutes for, the comparable GAAP measures.

(2)	EBITDA represents earnings before interest, taxes, depreciation and amortization.

(3)	Adjusted EBITDA further adjusts EBITDA to exclude the effects of (a) other (income) expense, non-pension, (b) pension and other post-employment benefit mark-to-market (gain)/loss, (c) restructuring and impairment costs, (d) costs associated with sale of business, (e) one-time franchise tax audit expense and (f) acquisition related costs.

(4)	Adjusted EBITDA Margin represents Adjusted EBITDA as a percentage of revenues.

The table below reconciles Net Income to EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin for the periods presented. The presentation of EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin in this offering memorandum is not made in accordance with GAAP. These non-GAAP financial measures do not have standardized meanings under GAAP and may differ from similarly captioned measures of other companies in our industry. EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin should not be considered as alternatives to net income, operating income or any other performance measures derived in accordance with GAAP as measures of operating performance or as an alternative to operating cash flows as a measure of liquidity.

	Year Ended December 31,
	2020	2019	2018
	(In thousands, except percentages)
Revenues	$2,123,516	$1,894,920	$1,799,889
Net Income	279,196	244,677	227,305
Interest Expense, net	30,496	34,378	25,344
Provision for Income Taxes	82,976	69,065	52,840
Depreciation and Amortization	60,674	61,722	60,097
EBITDA(1)	$453,342	$409,842	$365,586
Other (Income) Expense, Non-Pension	(2,486)	(5,059)	(1,204)
Pension and Other Post-Employment Benefit Mark-to-Market (Gain)/Loss	6,371	3,630	32,644
Restructuring and Impairment Costs	2,253	5,787	—
Costs Associated with Sale of Business	2,923	—	—
One-Time Franchise Tax Audit Expense	2,600	—	—
Acquisition Related Costs	—	190	2,485
Adjusted EBITDA(2)	$465,003	$414,390	$399,511
Adjusted EBITDA Margin(3)	21.9%	21.9%	22.2%

(1)	EBITDA represents earnings before interest, taxes, depreciation and amortization.

(2)	Adjusted EBITDA further adjusts EBITDA to exclude the effects of (a) other (income) expense, non-pension,
(b) pension and other post-employment benefit mark-to-market (gain)/loss, (c) restructuring and impairment costs,
(d) costs associated with sale of business, (e) one-time franchise tax audit expense and (f) acquisition related costs.

(3)	Adjusted EBITDA Margin represents Adjusted EBITDA as a percentage of revenues.

We immediately recognize actuarial gains (losses) for our pension and postretirement benefit plans in earnings primarily in the fourth quarter each year as a component of net periodic benefit cost. The effect of this adjustment for 2020, 2019 and 2018 on pre-tax income was $(6.4) million, $(3.6) million and $(32.6) million, respectively.

The tables below reconcile Operating Income to Adjusted EBITDA and Adjusted EBITDA Margin and for the periods presented for the Company’s three business segments. The presentation of Adjusted EBITDA and Adjusted EBITDA Margin in this offering memorandum is not made in accordance with GAAP. These non-GAAP financial measures do not have standardized meanings under GAAP and may differ from similarly captioned measures of other companies in our industry. Adjusted EBITDA and Adjusted EBITDA Margin should not be considered as alternatives to net income, operating income or any other performance measures derived in accordance with GAAP as measures of operating performance or as an alternative to operating cash flows as a measure of liquidity.

Nuclear Operations Group Segment

	Year Ended December 31,
	2020	2019	2018
	(In thousands, except percentages)
Revenues	$1,646,257	$1,428,587	$1,319,170
Operating Income	326,049	298,328	271,405
Other Income (Expense), Pension Income	31,288	17,719	25,436
Depreciation and Amortization	33,174	33,231	32,132
Adjusted EBITDA(1)	$390,511	$349,278	$328,973
Adjusted EBITDA Margin(2)	23.7%	24.4%	24.9%

(1)	Adjusted EBITDA represents operating income plus other income (expense), pension income and depreciation and amortization.

(2)	Adjusted EBITDA Margin represents Adjusted EBITDA as a percentage of revenues.

Nuclear Power Group Segment

	Year Ended December 31,
	2020	2019	2018
	(In thousands, except percentages)
Revenues	$371,269	$352,640	$365,911
Operating Income	51,989	53,815	52,270
Other Income (Expense), Pension Income	3,246	2,326	3,986
Depreciation and Amortization	18,325	17,054	17,154
Restructuring and Impairment Costs	2,253	2,608	—
Adjusted EBITDA(1)	$75,813	$75,803	$73,410
Adjusted EBITDA Margin(2)	20.4%	21.5%	20.1%

(1)	Adjusted EBITDA represents operating income plus other income (expense), pension income, depreciation and amortization and restructuring and impairment costs.

(2)	Adjusted EBITDA Margin represents Adjusted EBITDA as a percentage of revenues.

Nuclear Services Group Segment

	Year Ended December 31,
	2020	2019	2018
	(In thousands, except percentages)
Revenues	$136,493	$131,339	$122,438
Operating Income	26,436	14,226	20,374
Other Income (Expense), Pension Income	1,781	1,000	1,457
Depreciation and Amortization	1,685	3,246	3,401
Restructuring and Impairment Costs	—	2,903	—
Costs Associated with Sale of Business	956	—	—
Adjusted EBITDA(1)	$30,858	$21,375	$25,232
Adjusted EBITDA Margin(2)	22.6%	16.3%	20.6%

(1)	Adjusted EBITDA represents operating income plus other income (expense), pension income, depreciation and amortization, restructuring and impairment costs and costs associated with sale of business.

(2)	Adjusted EBITDA Margin represents Adjusted EBITDA as a percentage of revenues.

USE OF PROCEEDS

The net proceeds from this offering will be approximately $395.0 million, after deducting the initial purchaser discounts and estimated offering expenses payable by us. We intend to use the net proceeds of the notes, together with cash on hand or borrowings under the Revolving Credit Facility, to redeem, on or after July 15, 2021, all outstanding 2026 Notes at the then-applicable redemption price. We have outstanding $400.0 million in aggregate principal amount of the 2026 Notes, which bear interest at 5.375% per annum and mature on July 15, 2026. The 2026 Notes are redeemable on or after July 15, 2021 at a redemption price equal to 102.688% of the principal amount to be redeemed if the redemption occurs during the twelve-month period beginning on July 15, 2021.

Pending the application of the net proceeds to redeem all outstanding 2026 Notes, we intend to repay in full all indebtedness outstanding under the Revolving Credit Facility, with the remaining net proceeds to be held in cash or invested in short-term interest-bearing accounts, securities or similar investments. We had outstanding borrowings under the Revolving Credit Facility of $75.0 million and $200.0 million as of December 31, 2020 and March 26, 2021, respectively.

Certain of the initial purchasers and/or their affiliates are lenders and/or agents under the Credit Facility and may be holders of the 2026 Notes and, as a result, may receive a portion of the net proceeds of this offering in connection with the redemption of the 2026 Notes and/or the repayment of existing indebtedness under the Revolving Credit Facility. See “Plan of Distribution.”

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